Exhibit 99.1

Rainmaker and Market2Lead Sign OEM Agreement

for Marketing Automation Technology

Rainmaker Invests $2.5 Million in Market2Lead

Campbell, Calif. – October 9, 2007 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services, today announced that it has signed an OEM licensing agreement with Market2Lead, a software-as-a-service (SaaS) provider of B2B automated marketing solutions that accelerate demand and revenue growth, to further enhance LeadWorks, the company’s on-demand marketing automation application.

Under the terms of the agreement, Rainmaker invested $2.5 million in Market2Lead for growth financing in the form of convertible and secured debt.

Geoff Rego, CEO, Market2Lead, said, “We are excited to partner with Rainmaker, leveraging our combined technologies to enhance on-demand sales and marketing execution services. We’re pleased that Rainmaker recognizes the unique value of Market2Lead's lead nurturing technology thereby augmenting Rainmaker's Revenue Delivery Platform. Our lead nurturing technology empowers marketers to progressively profile and automatically nurture prospects through their purchase cycle, delivering to sales teams only sales-ready leads.”

Rainmaker will include Market2Lead’s automated marketing technology components in its next release of LeadWorks. The combined technologies will provide robust insight into business trending, enhanced quality of leads generated from any particular marketing campaign, and a lower cost associated with nurturing those leads that are not ready to purchase.

Michael Silton, CEO, Rainmaker, said, “This strategic partnership enhances our ability to trigger relevant, timely offers in a way proven to drive more conversions. Enhancing LeadWorks with technology components of Market2Lead’s software will provide us with strengthened capabilities in lead profiling and automated nurturing. Rainmaker’s Leadworks solution and our related services help companies generate revenues from previously anonymous web visits and Google advertising efforts.”

About Market2Lead

Market2Lead, Inc. helps companies generate better-qualified leads and close more sales. The company’s solutions enable leading enterprises and small businesses to progressively gather deeper insight into individuals, their needs, and their purchase intentions. Market2Lead is a privately held company headquartered in Santa Clara, California. For more information please visit www.market2lead.com.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery PlatformSM combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and they assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that we are currently dependent on a few significant client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation and/or realignment of some client relationships, and the financial condition of our clients’ businesses, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Carmela Wong	Todd Kehrli or Jim Byers
Vice President, Marketing	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 626-2418	(323) 468-2300
carmela.wong@rmkr.com	rmkr@mkr-group.com